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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion of our report dated January 21, 1998 in this registration statement and the incorporation by reference in this registration statement of our report dated June 26, 1997 included in Network Long Distance, Inc.'s Form 10-K for the year ended March 31, 1997 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Jackson, Mississippi

April 15, 1998